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                                                                      EXHIBIT 12


                            EXHIBIT 12 TO FORM 10-K

                           UMB FINANCIAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                              1999      1998      1997
                                                              ----      ----      ----
Income before income taxes and change in
  accounting principle                                      87,052    75,976    89,801

Add
  Portion of rents representative of the interest factor     1,417     1,282       761
  Interest on indebtedness other than deposits              60,447    48,725    43,844
  Amortization of debt expense                                  65        65        65
                                                           ---------------------------
Income as adjusted excluding interest on deposits          148,981   126,048   134,471
Add interest on deposits                                   122,876   138,367   127,950
                                                           ---------------------------
Income as adjusted including interest on deposits          271,857   264,415   262,421
                                                           ===========================
Fixed charges
  Interest on indebtedness other than deposits              60,447    48,725    43,844

  Portion of rents representative of the interest factor     1,417     1,282       761
  Amortization of debt expense                                  65        65        65
                                                           ---------------------------
Fixed charges excluding interest on deposits                61,929    50,072    44,670
Interest on deposits                                       122,876   138,367   127,950
                                                           ---------------------------
Fixed charges including interest on deposits               184,805   188,439   172,620
                                                           ===========================
Ratio of earnings to fixed charges
  Excluding interest on deposits                              2.41      2.52      3.01
                                                              ====      ====      ====
  Including interest on deposits                              1.47      1.40      1.52
                                                              ====      ====      ====